JAMES N. BARBER
                                 Attorney at Law
                             Suite 100, Chase Tower
                                50 West Broadway
                            Salt Lake City, UT 84101

Telephone: (801) 364-6500   E-Mail: barber.jn@comcast.net    Fax: (801) 532-0141

                                                 September 27, 2006

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

       Re: Opinion and consent of Counsel with respect to registration statement on Form SB-2 for Jeannot's Furnishings of Florida, Inc.

Dear Sir or Madam:

        I have been requested to issue my opinion as to the legal status of up to 5,000,000 common shares of Jeannot's Furnishings of Florida, Inc. ("Jeannot's") which are being registered for distribution to the public at an offering price of $.20 per share on Form SB-2 under the Securities Act of 1933, as amended (the "Act"). I have, in connection with that request, examined the Articles of Incorporation and By-laws of Jeannot's Furnishings of Florida, Inc., a Florida corporation, relevant resolutions of the Board of Directors of Jeannot's, and reviewed a draft of the SB-2 registration statement Jeannot's proposes to file under the Securities Act of 1933. I have also reviewed other instruments as I have deemed necessary or appropriate to establish a basis for the opinions set forth herein and reviewed my findings with representatives of management.

       Based upon my examination of relevant documents and other inquiries made by my staff it is my opinion that Jeannot's Furnishings of Florida, Inc. is duly organized, validly existing and in good standing as a corporation under the laws of the State of Florida. I hereby attest from my examination of the corporate records on file with the State of Florida, the audited balance sheet of the issuer as at December 31, 2005, and the unaudited but reviewed balance sheet thereof at June 30, 2006, that Jeannot's Furnishings of Florida, Inc. has a sufficient number of authorized but unissued shares to issue up to 5,000,000 additional shares when and if they are sold in the offering contemplated by the registration statement. Based on my aforesaid investigation, it is also my opinion, that the 5,000,000 common shares of Jeannot's Furnishings of Florida, Inc. which are to be covered by the registration statement to be filed on Form SB-2 will, when duly subscribed, paid for and issued, be validly authorized and issued, fully paid and non-assessable common shares of Jeannot's Furnishings of Florida, Inc. in the hands of their

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Securities and Exchange Commission
September 27, 2006
Page 1


purchasers.

       I will be available to respond to any questions the Staff of the commission or Jeannot's, itself, may have about the opinions expressed herein or the facts upon which they are based. I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,


                                 /s/ James N. Barber
                                 James N. Barber